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                                                                    EXHIBIT 10.1

                                OMNIBUS AGREEMENT

                                      AMONG

                        ENERVEST MANAGEMENT PARTNERS, LTD

                                EV MANAGEMENT LLC

                                EV ENERGY GP, LP

                             EV ENERGY PARTNERS, LP

                                       AND

                               EV PROPERTIES, L.P.

                               SEPTEMBER 29, 2006

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                                TABLE OF CONTENTS
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OMNIBUS AGREEMENT..............................................................................      1
RECITALS:......................................................................................      1
ARTICLE I. Definitions.........................................................................      1
   Section 1.1      Definitions................................................................      1
ARTICLE II. Indemnification....................................................................      5
   Section 2.1      Environmental Indemnification..............................................      5
   Section 2.2      Tax Indemnity..............................................................      5
   Section 2.3      Limitations Regarding Indemnification......................................      6
   Section 2.4      Indemnification Procedures.................................................      6
ARTICLE III. Reimbursement Obligations.........................................................      7
   Section 3.1      Reimbursement for Operating and General and Administrative Expenses .......      7
   Section 3.2      Reimbursement for Insurance ...............................................      7
   Section 3.3      Limitations on Reimbursement ..............................................      8
ARTICLE IV. Miscellaneous......................................................................      8
   Section 4.1      Choice of Law; Submission to Jurisdiction..................................      8
   Section 4.2      Notice.....................................................................      8
   Section 4.3      Entire Agreement...........................................................      9
   Section 4.4      Termination................................................................      9
   Section 4.5      Effect of Waiver or Consent................................................      9
   Section 4.6      Amendment or Modification..................................................      9
   Section 4.7      Assignment; Third Party Beneficiaries......................................      9
   Section 4.8      Counterparts...............................................................      9
   Section 4.9      Severability...............................................................     10
   Section 4.10     Gender, Parts, Articles and Sections.......................................     10
   Section 4.11     Further Assurances.........................................................     10
   Section 4.12     Withholding or Granting of Consent.........................................     10
   Section 4.13     Laws and Regulations.......................................................     10
   Section 4.14     Negation of Rights of Limited Partners, Assignees and Third Parties........     10
   Section 4.15     No Recourse Against Officers or Directors..................................     10
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                                OMNIBUS AGREEMENT

      THIS OMNIBUS AGREEMENT ("AGREEMENT") is entered into on, and effective as of, the Closing Date (as defined herein), and is by and among EnerVest Management Partners, Ltd., a Texas limited partnership ("EnerVest"), EV Management LLC, a Delaware limited liability company ("EV MANAGEMENT") EV Energy GP, LP, a Delaware limited partnership (the "GENERAL PARTNER"), EV Energy Partners, LP, a Delaware limited partnership (the "PARTNERSHIP"), and EV Properties, L.P., a Delaware limited partnership ("OLP"). The above-named entities are sometimes referred to in this Agreement each as a "PARTY " and collectively as the "PARTIES."

                                    RECITALS:

      The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article II and Article III of this Agreement, with respect to certain indemnification and reimbursement obligations of the Parties.

      In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

      SECTION 1.1 DEFINITIONS.

      (a) Capitalized terms used herein but not defined shall have the meanings given them in the MLP Agreement.

      (b) As used in this Agreement, the following terms shall have the respective meanings set forth below:

      "AGREEMENT" means this Omnibus Agreement, as it may be amended, modified or supplemented from time to time in accordance with the terms hereof.

      "CAUSE" has the meaning ascribed thereto in the MLP Agreement.

      "CAP" has the meaning given such term in Section 2.3(a).

      "CHANGE OF CONTROL" means, with respect to any Person (the "APPLICABLE PERSON"), any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person's assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (ii) the dissolution or liquidation of the Applicable Person; (iii) the consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Securities of the Applicable

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Person are changed into or exchanged for Voting Securities of the surviving
Person or its parent and (b) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction; and (iv) a "person" or "group" (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (iii) above.

      "CLOSING DATE" means the date of the closing of the initial public offering of common units representing limited partner interests in the MLP.

      "COMMON UNIT" has the meaning given such term in the MLP Agreement.

      "CONFLICTS COMMITTEE" has the meaning given such term in the MLP
Agreement.

      "COVERED ENVIRONMENTAL LOSSES" means all environmental losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, costs and expenses of any Environmental Activity, court costs and reasonable attorney's and experts' fees) of any and every kind or character, by reason of or arising out of:

            (i) any violation or correction of violation, including without limitation performance of any Environmental Activity, of Environmental Laws; or

            (ii) any event, omission or condition associated with ownership or operation of the MLP Assets or (including, without limitation, the exposure to or presence of Hazardous Substances on, under, about or migrating to or from the MLP Assets or the exposure to or Release of Hazardous Substances arising out of operation of the MLP Assets or at non-MLP Asset locations) including, without limitation, (A) the cost and expense of any Environmental Activities, (B) the cost or expense of the preparation and implementation of any closure, remedial or corrective action or other plans required or necessary under Environmental Laws and
      (C) the cost and expense for any environmental or toxic tort pre-trial, trial or appellate legal or litigation support work; provided, in the case of clauses (A) and (B), such cost and expense shall not include the costs of and associated with project management and soil and ground water monitoring; but only to the extent that such violation complained of under clause (i), or such events or conditions included in clause (ii), occurred before the Closing Date.

      "ENVIRONMENTAL ACTIVITIES" shall mean any investigation, study, assessment, evaluation, sampling, testing, monitoring, containment, removal, disposal, closure, corrective action, remediation (regardless of whether active or passive), natural attenuation, restoration, bioremediation, response, repair, corrective measure, cleanup or abatement that is required or necessary under any applicable Environmental Law, including, but not limited to, institutional or engineering controls or participation in a governmental voluntary cleanup program to conduct voluntary investigatory and remedial actions for the clean-up, removal or remediation of

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Hazardous Substances that exceed actionable levels established pursuant to
Environmental Laws, or participation in a supplemental environmental project in partial or whole mitigation of a fine or penalty.

      "ENVIRONMENTAL LAWS" means all federal, state, and local laws, statutes, rules, regulations, orders, judgments, ordinances, codes, injunctions, decrees, Environmental Permits and other legally enforceable requirements and rules of common law relating to (a) pollution or protection of the environment or natural resources including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act, the Marine Mammal Protection Act, the Endangered Species Act, the National Environmental Policy Act and other environmental conservation and protection laws, each as amended through the Closing Date, (b) any Release or threatened Release of, or any exposure of any Person or property to, any Hazardous Substances and (c) the generation, manufacture, processing, distribution, use, treatment, storage, transport or handling of any Hazardous Substances.

      "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license, registration, consent, exemption, variance or other authorization required under or issued pursuant to any applicable Environmental Law.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "G&A EXPENSES LIMIT" has the meaning given such term in Section 3.3.

      "GENERAL PARTNER" has the meaning given such term in the introduction to this Agreement.

      "HAZARDOUS SUBSTANCE" means (a) any substance that is designated, defined or classified as a hazardous waste, solid waste, hazardous material, pollutant, contaminant or toxic or hazardous substance, or terms of similar meaning, or that is otherwise regulated under any Environmental Law, including, without limitation, any hazardous substance as defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, (b) oil as defined in the Oil Pollution Act of 1990, as amended, including oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel and other refined petroleum hydrocarbons and petroleum products and (c) radioactive materials, asbestos containing materials or polychlorinated biphenyls.

      "INDEMNIFIED PARTY" means either the Partnership Group or EnerVest, as the case may be, in their capacity as the parties entitled to indemnification in accordance with Article II.

      "INDEMNIFYING PARTY" means either the Partnership Group or EnerVest, as the case may be, in their capacity as the parties from whom indemnification may be required in accordance with Article II.

      "LOSSES" means any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court

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costs and reasonable attorney's and experts' fees) of any and every kind or character.

      "MLP" has the meaning given such term in the introduction to this Agreement.

      "MLP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of the MLP, dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. An amendment or modification to the MLP Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement only if it has received the approval of the Conflicts Committee that would be required, if any, pursuant to Section 4.6 hereof if such amendment or modification were an amendment or modification of this Agreement.

      "MLP ASSETS" means the oil and gas properties conveyed, contributed or otherwise transferred or intended to be conveyed, contributed or otherwise transferred to any member of the Partnership Group, or owned by any member of the Partnership Group, prior to or as of the Closing Date.

      "OLP" has the meaning given such term in the introduction to this Agreement.

      "ORGANIZATIONAL DOCUMENTS" means certificates of incorporation, by-laws, certificates of formation, limited liability company operating agreements, certificates of limited partnership or limited partnership agreements or other formation or governing documents of a particular entity.

      "PARTNERSHIP ENTITIES" means EV Management, the General Partner and each member of the Partnership Group.

      "PARTNERSHIP GROUP" means the MLP, the OLP and any Subsidiary of the MLP or the OLP.

      "PARTNERSHIP INDEMNITEE" means any Person who is an Indemnitee (as defined in the Partnership Agreement); provided, that the term "Partnership Indemnitee" shall exclude EnerVest and any Affiliate of EnerVest (as defined in the Partnership Agreement) which is not a member of the Partnership Group.

      "PARTY" or "PARTIES" have the meaning given such terms in the introduction to this Agreement.

      "PERSON" means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

      "RELEASE" means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing into the environment.

      "SUBSIDIARY" has the meaning given such term in the MLP Agreement.

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      "VOTING SECURITIES" means securities of any class of Person entitling the holders thereof to vote in the election of, or to appoint, members of the board of directors or other similar governing body of the Person.

                                  ARTICLE II.
                                INDEMNIFICATION

      SECTION 2.1 ENVIRONMENTAL INDEMNIFICATION.

      (a) Subject to the provisions of Section 2.3 and Section 2.4, EnerVest shall indemnify, defend and hold harmless the Partnership Group and the Partnership Indemnitees from and against any Covered Environmental Losses suffered or incurred by the Partnership Group or any Partnership Indemnitee relating to the MLP Assets for a period of one year from the Closing Date.

      (b) The Partnership Group shall indemnify, defend and hold harmless EnerVest, and its Subsidiaries and Affiliates, other than any Subsidiary constituting part of the Partnership Group, from and against any Covered Environmental Losses suffered or incurred by EnerVest, and its Subsidiaries and Affiliates, other than any Subsidiary constituting part of the Partnership Group, relating to the MLP Assets occurring after the Closing Date, except to the extent that the Partnership Group is indemnified with respect to any of such Covered Environmental Losses under Section 2.1(a).

      (c) In addition to, and not in limitation of, the indemnification provided under this Article II, the Partnership Group shall indemnify, defend, and hold harmless EnerVest and its Subsidiaries and Affiliates, other than any Subsidiary constituting part of the Partnership Group, from and against any Losses suffered or incurred by EnerVest and its Subsidiaries and Affiliates, other than any Subsidiary constituting part of the Partnership Group, by reason of or arising out of events and conditions associated with the operation of the MLP Assets that occurs on or after the Closing Date.

      SECTION 2.2 ADDITIONAL INDEMNITY. Subject to the provisions of Section 2.4, EnerVest shall indemnify, defend and hold harmless the Partnership Group and the Partnership Indemnitees from and against any Losses suffered or incurred by the Partnership Group or any Partnership Indemnitee by reason of or arising out of:

      (a) all federal, state and local income tax liabilities attributable to the ownership or operation of the MLP Assets prior to the Closing Date, including any such income tax liabilities of EnerVest and its Subsidiaries that may result from the consummation of the formation transactions for the Partnership Group occurring on or prior to the Closing Date, but excluding any federal, state and local income taxes reserved on the books of the Partnership Group as of the Closing Date;

      (b) for a period of one year from the Closing Date, all liabilities, other than Covered Environmental Liabilities, relating to the operation of the MLP Assets prior to the Closing Date that were not disclosed in the pro forma balance sheet of the Partnership dated June 30, 2006, or incurred in the ordinary course of business thereafter;

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      (c) all liabilities attributable to any assets or liabilities retained by
EnerVest following the Closing Date.

      SECTION 2.3 LIMITATIONS REGARDING INDEMNIFICATION.

      (a) The aggregate liability of EnerVest under Section 2.1 shall not exceed, in the aggregate, $1,500,000 (the "CAP"). No claims may be made against EnerVest for indemnification pursuant to Section 2.1(a) unless the aggregate dollar amount of the Losses suffered or incurred by the Partnership Group or Partnership Indemnitees exceed $200,000, after such time EnerVest shall be liable for the full amount of such claims, subject to the limitations of Section 2.3(a).

      (b) Notwithstanding anything herein to the contrary, in no event shall EnerVest have any indemnification obligations under this Agreement for claims made as a result of additions to or modifications of Environmental Laws promulgated after the Closing Date.

      SECTION 2.4 INDEMNIFICATION PROCEDURES.

      (a) The Indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification pursuant to this Article II, they will provide notice thereof in writing to the Indemnifying Party specifying the nature of and specific basis for such claim; provided, however, that the Indemnified Party shall not submit claims more frequently than once a calendar quarter (or twice in the case of the last calendar quarter prior to the expiration of the applicable indemnity coverage under this Agreement).

      (b) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification set forth in this Article II, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (which consent shall not be unreasonably withheld, conditioned or delayed) of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

      (c) The Indemnified Party agrees to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification set forth in Article II, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the names of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this Section 2.4. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately

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preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article II; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party reasonably informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

      (d) In determining the amount of any loss, cost, damage or expense for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Party as a result of such claim and (ii) all amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

                                  ARTICLE III.
                            REIMBURSEMENT OBLIGATIONS

      SECTION 3.1 REIMBURSEMENT FOR OPERATING AND GENERAL AND ADMINISTRATIVE EXPENSES .

      (a) EnerVest hereby agrees to continue to provide the Partnership Group with certain general and administrative services, such as legal, accounting, treasury, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit, taxes, engineering and senior management oversight. These general and administrative services shall be substantially identical in nature and quality to the services of such type previously provided by EnerVest in connection with their management and operation of the MLP Assets during the one-year period prior to the Closing Date.

      (b) Subject to the provisions of Section 3.3, the Partnership Group hereby agrees to reimburse EnerVest for all third-party expenses and expenditures it incurs or payments it makes on behalf of the Partnership Group for these general and administrative services.

      (c) The General Partner shall be entitled to allocate any such out-of-pocket expenses and expenditures made in accordance with the foregoing provision between the Partnership Group, on the one hand, and EnerVest on the other hand on any reasonable basis.

      SECTION 3.2 REIMBURSEMENT FOR INSURANCE . The Partnership Group hereby agrees to reimburse EnerVest and its Subsidiaries other than any Subsidiary constituting part of the Partnership Group for all expenses it incurs or payments it makes on behalf of the Partnership Group and the Partnership Indemnitees for (i) insurance coverage with respect to the MLP Assets, (ii) insurance coverage with respect to claims related to fiduciary obligations of officers, directors and control persons of the Partnership Group and (iii) insurance coverage with respect to claims under federal and state securities laws related to any of the Partnership Group and any of the officers, directors and control persons thereof.

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      SECTION 3.3 LIMITATIONS ON REIMBURSEMENT .

      (a) The Partnership shall pay EnerVest a fee of $90,000 per month for the services described herein, subject to adjustment as provided in this section ("MONTHLY FEE"). After December 31, 2006, the Monthly Fee shall be adjusted annually over the next two years by the percentage increase or decrease in the Annual Overhead Adjustment Factor as published by the Council of Petroleum Accountants Societies. In the event that the Partnership Group makes any acquisitions of assets or businesses or the business of the Partnership Group otherwise expands before December 31, 2008, then the Monthly Fee shall be appropriately increased or decreased in order to account for adjustments in the nature and extent of the general and administrative services by EnerVest to the Partnership Group, with any such increase or decrease in the Monthly Fee subject to the approval of the Conflicts Committee. After December 31, 2008, EnerVest and the General Partner will determine the amount of general and administrative expenses that will be properly allocated to the Partnership in accordance with the terms of the Partnership Agreement which determination will be subject to approval by the Conflicts Committee.

      (b) The obligation of the Partnership Group to reimburse EnerVest and its Subsidiaries pursuant to Section 3.2 shall not be subject to any monetary limitation.

                                  ARTICLE IV.
                                 MISCELLANEOUS

      SECTION 4.1 CHOICE OF LAW; SUBMISSION TO JURISDICTION. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Texas.

      SECTION 4.2 NOTICE. All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 4.2.

                        For notices to EnerVest:

                        1001 Fannin Street, Suite 800
                        Houston, Texas 77002
                        Attention: John B. Walker

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                        For notices to Management, the General Partner, the MLP
                        or the OLP:

                        1001 Fannin Street, Suite 900
                        Houston, Texas 77002
                        Attention: Michael E. Mercer

      SECTION 4.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

      SECTION 4.4 TERMINATION. Notwithstanding any other provision of this Agreement, if the General Partner is removed as general partner of the Partnership under circumstances where Cause does not exist and Units held by the General Partner and its Affiliates are not voted in favor of such removal, this Agreement, other than the provisions set forth in Article II hereof, may immediately thereupon be terminated by EnerVest. The provisions of Article III of this Agreement shall also terminate upon a Change of Control of EV Management, the General Partner or the MLP.

      SECTION 4.5 EFFECT OF WAIVER OR CONSENT. No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

      SECTION 4.6 AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties; provided, however, that the MLP and the OLP may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

      SECTION 4.7 ASSIGNMENT; THIRD PARTY BENEFICIARIES. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties. Each of the Parties hereto specifically intends that EnerVest and each entity comprising the Partnership Entities, as applicable, whether or not a Party to this Agreement, shall be entitled to assert rights and remedies hereunder as third-party beneficiaries hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to any such entity.

      SECTION 4.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

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      SECTION 4.9 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      SECTION 4.10 GENDER, PARTS, ARTICLES AND SECTIONS. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

      SECTION 4.11 FURTHER ASSURANCES. In connection with this Agreement and all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

      SECTION 4.12 WITHHOLDING OR GRANTING OF CONSENT. Each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

      SECTION 4.13 LAWS AND REGULATIONS. Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

      SECTION 4.14 NEGATION OF RIGHTS OF LIMITED PARTNERS, ASSIGNEES AND THIRD PARTIES. The provisions of this Agreement are enforceable solely by the Parties, and no limited partner, member, or assignee of EnerVest, the MLP, OLP or other Person shall have the right, separate and apart from EnerVest, the MLP or OLP, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

      SECTION 4.15 NO RECOURSE AGAINST OFFICERS OR DIRECTORS. For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer or director of EnerVest or any Partnership Entity.

                       [Signature Page on Following Page]

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      IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

                        ENERVEST MANAGEMENT PARTNERS, LTD.

                        By: EnerVest Management GP, L.C.,
                            its general partner

                        By:           /s/ Mark A. Houser
                            -----------------------------------------
                             Mark A. Houser
                             Executive Vice President and
                             Chief Operating Officer

                        EV ENERGY PARTNERS, L.P.

                        By: EV Energy GP, L.P.,
                            A Delaware limited partnership,
                            its General Partner

                        By: EV Management, L.L.C.,
                            A Delaware limited liability company,
                            its General Partner

                        By:           /s/ Mark A. Houser
                            -----------------------------------------
                             Mark A. Houser
                             President and Chief Operating Officer

                        EV ENERGY GP, L.P.

                        By: EV Management, L.L.C.,
                            a Delaware limited liability company
                            its General Partner

                        By:           /s/ Mark A. Houser
                            -----------------------------------------
                             Mark A. Houser
                             President and Chief Operating Officer

                        EV MANAGEMENT, L.L.C.

                        By:           /s/ Mark A. Houser
                            -----------------------------------------
                             Mark A. Houser
                             President and Chief Operating Officer

                        EV PROPERTIES, L.P.

                        By: EV Properties GP, LLC,
                            its general partner

                            By: EV Energy Partners, L.P.,
                                its sole member

                            By: EV Energy GP, L.P.,
                                its general partner

                            By: EV Management, LLC
                                its general partner

                            By:       /s/ Mark A. Houser
                                -------------------------------------
                                 Mark A. Houser
                                 President and Chief Operating Officer

                                       12